SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 6, 2008

ASIA TIME CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51981	20-4062619
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Room 1601-1604, 16/F., CRE Centre 889 Cheung Sha Wan Road, Kowloon, Hong Kong	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(852)-23100101

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 7, 2008, the management and Board of Directors of Asia Time Corporation, a Delaware corporation (the “Company”) concluded that the Company’s previously issued financial statements

(i)
as of and for the three months ended March 31, 2007, as included in the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “Commission”) on May 21, 2007, as amended by Amendment No. 1 to the Quarterly Report on Form 10-Q/A filed with the Commission on September 26, 2007 (the “March 31, 2007 Form 10-Q”);

(ii)	as of and for the three months and six months ended June 30, 2007, as included in the Quarterly Report on Form 10-Q filed with the Commission on August 20, 2007 (the “June 30, 2007 Form 10-Q”); and

(iii)
as of and for the three months and nine months ended September 30, 2007, as included in the Quarterly Report on Form 10-Q filed with the Commission on November 19, 2007 (the “September 30, 2007 Form 10-Q” and collectively with the March 31, 2007 Form 10-Q and June 30, 2007 Form 10-Q, the “Reports”)

should no longer be relied upon as a result of the Company’s determination that it misapplied accounting principles generally accepted in the United States of America during each of the periods presented in the Reports with respect to the accounting for stock-based compensation (the “Restatement”).

On January 23, 2007 and February 9, 2007, the Company conducted a first and second closing, respectively, of a private placement pursuant to which we sold a total of 2,250,348 shares of Series A Convertible Preferred Stock for an aggregate gross proceeds of $2,902,946 (the “Private Placement”). In connection with the Private Placement, Kwong Kai Shun, the Company's Chairman of the Board, Chief Executive Officer and Chief Financial Officer, entered into an agreement dated January 23, 2007 (the “Escrow Agreement”) with the investors in the Private Placement pursuant to which Mr. Kwong agreed to place 2,326,000 shares of his common stock in escrow for possible distribution to the investors (the "Escrow Shares"). Pursuant to the Escrow Agreement, if the Company's net income for 2006 or 2007 (subject to specified adjustments) as set forth in its filings with the SEC is less than $6,300,000 or $7,700,000, respectively, a portion, if not all, of the Escrow Shares will be transferred to the investors based upon the Company's actual net income, if any, for such fiscal years. The number of shares that Mr. Kwong will distribute to shareholders will be determined by the number of shares of common stock that have not been sold by the investors, multiplied by the shortfall in a valuation agreed upon by the parties. The agreed upon shortfall in valuation is calculated using the $1.29 purchase price per share of the common stock, the actual amount of net income for either 2006 or 2007 (subject to specified adjustments) and a price earnings ratio set at 5 for 2006 and 4 for 2007. In no circumstances will Mr. Kwong be required to distribute in excess of 2,326,000 shares.

The Company did not account for the Escrow Shares in any manner in the financial statement presented in the Reports. The Company has now concluded that the Escrow Shares should have been accounted for as the equivalent of a performance-based compensatory stock plan between Mr. Kwong and the Company. The Company will account for the Escrow Shares as the equivalent of a performance-based compensatory stock plan between the Company and Mr. Kwong. Accordingly, the Company determined the fair value of the stock-based compensation related to the Escrow Shares by employing a binomial tree model, which is commonly used to value performance-based equity compensation packages. The valuation model uses a volatility factor of 57%, a risk-free interest rate of 5.7%, and weekly steps to incorporate various possible scenarios for net income and common stock price. The probability at each quarter-end represents the probability of achieving the annual 2006 and 2007 net income targets specified in the Escrow Agreement. This quarterly probability is a time-weighted average of the implicit probabilities of achieving each net income target. The probabilities are calculated using multi-period scenario analyses through a backward induction tree, which generates an aggregate fair value for the Escrow Shares of $2,433,650. The inputs to the valuation mode are based on actual quarterly net income and estimates made by the Company that the required annual net income would be equaled or exceeded.

As the performance conditions under this compensatory stock plan relate to the attainment of specific defined net income milestones for both 2006 and 2007, the Company has determined that the appropriate period over which to recognize the charge to operations for the aggregate fair value of this compensatory stock plan of $2,433,650 is the 11-month period from February 2007 through December 2007, which is the period of vesting (which is equivalent to the period of benefit), since this is the period in which the Escrow Shares are subject to the Escrow Agreement.

The Company has allocated the $2,433,650 based on the quarterly weighted average of the implicit probabilities of achieving each net income target as follows:

Three Months Ended	Cumulative Probability Factor at Quarter-End	Amount Charged to Operations

March 31, 2007	66.22%	$1,611,563
June 30, 2007	67.89%	40,642
September 30, 2007	76.12%	200,289

Total through September 30, 2007		$1,852,494

Approximately 66% of the aggregate fair value of $2,433,650 will be charged to operations during the three months ended March 31, 2007 because at March 31, 2007 it appeared probable (but not certain) that the Company would meet or exceed the required net income for 2006, and net income for the three months ended March 31, 2007 was within expectations. For the three months ended June 30, 2007, net income was below the expected growth rate and annualized quarterly net income was below the amount required to reach the 2007 required net income, as a result of which the probability factor at June 30, 2007 increased only slightly. For the three months ended September 30, 2007, net income had recovered to expected growth rates, as a result of which the probability factor at September 30, 2007 had increased to approximately 76% that the Company would reach the 2007 required income.

The Company met the 2006 net income requirement of $6,300,000. However, at September 30, 2007, it was still possible that the 2007 net income requirement would not be met. As the Company closes 2007 and completes its audit, the final expense related to this matter for 2007 will be determined and recorded. Based on 2007 final net income (as defined), the Escrow Shares will either be partially or fully returned to Mr. Kwong or partially or fully distributed to the investors in the Private Placement when the results for 2007 are known. The Company expects to record a charge to operations of $581,156 during the three months ended December 31, 2007 with respect to the Escrow Shares.

The Company’s Board of Directors and management conducted a review of the Company’s accounting treatment of the matters relating to the Restatement with assistance from outside financial consultants, and during this process, management reviewed the facts and circumstances and concluded that it misapplied accounting principles generally accepted in the United States of America. As discussed above, the result of the discussions and analysis lead to the conclusion that the Company would need to correct errors with respect to the matters relating to the Restatement. The Board of Directors and authorized officers of the Company discussed this matter and conclusion with the Company's independent public accounting firm (Dominic K. F. Chan & Co.) and it was concluded that the Company's previously issued financial statements described above could not be relied upon and needed to be restated.

The Company has completed the Restatements with respect to the financial statements as previously issued in the Reports and expects to file them with the SEC shortly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2008	ASIA TIME CORPORATION

By: /s/ Kwong Kai Shun
Name Kwong Kai Shun
Title: Chief Executive Officer, Chief Financial Officer and Chairman of the Board